EXHIBIT 2.3
                               December 12, 1996

TransAmerican Waste Industries, Inc.
314 North Post Oak Lane
Houston, Texas 77024
Attn:  Mr. Tom J. Fatjo

      RE: SECOND AMENDMENT ("SECOND AMENDMENT") TO PURCHASE AND SALE AGREEMENT EXECUTED DECEMBER 3, 1996 (THE "AGREEMENT") BY AND AMONG TRANSAMERICAN WASTE INDUSTRIES, INC., A DELAWARE CORPORATION ("BUYER"), AND SANIFILL, INC., A DELAWARE CORPORATION ("SANIFILL"), SANIFILL OF TEXAS HAULING, INC., A TEXAS CORPORATION ("HAULING"), SUNRAY SERVICES, INC., A DELAWARE CORPORATION ("SUNRAY"), S&J LANDFILL LIMITED PARTNERSHIP, A LIMITED PARTNERSHIP FORMED UNDER TEXAS LAW ("S&J LANDFILL") AND BRAZORIA COUNTY RECYCLING CENTER, INC., A TEXAS CORPORATION ("BRAZORIA RECYCLING"), (SANIFILL, HAULING, SUNRAY, S&J LANDFILL AND BRAZORIA RECYCLING ARE COLLECTIVELY REFERRED TO HEREIN AS "SELLERS")

Dear Mr. Fatjo:

      As we have discussed, SECTION 2.4 of the Agreement provides that Buyer will grant to Sellers warrants for the purchase of 1,500,000 shares of Buyer's common stock at an exercise price of $1.50 per share and that the warrants will provide Sellers customary anti-dilution protection in respect of the underlying common stock as set forth in the Agreement.

      We have further discussed the following proposed amendment of the
Agreement:

            Sellers and Buyer agree that for all purposes from and after the date hereof:

            1. The following additional sentence shall be added to the end of
      SECTION 2.4 of the Agreement:

                  "The Warrants shall be evidenced by a warrant agreement in the form attached as EXHIBIT 2.4.";

            2. The following additional clause shall be added to the end of
      SECTION 4.3 of the Agreement:

                  "(e) the Stock Purchase Warrant.";

            3. The following additional exhibit cover page shall be added immediately after EXHIBIT 1.2(D)(III) and before SCHEDULE 1.1(A)(I) of the
      Agreement:

                                 "EXHIBIT 2.4
                        FORM OF WARRANT AGREEMENT"; and
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            4. The warrant agreement to be attached as EXHIBIT 2.4 to the
      Agreement shall be in the form attached to this Second Amendment of the Agreement.

      Capitalized terms used in this letter agreement that are not otherwise defined herein shall have the meaning set forth in respect thereof in the Agreement. Except as specifically amended hereby, the Agreement shall remain in full force and effect without modification.

      If the foregoing correctly sets forth the terms of our agreement, please execute this letter agreement in the space provided below.

                  SELLERS:
                              SANIFILL, INC.

                              By: /s/ MONTY MATHEWS
                                  Monty Mathews
                                  Authorized Representative and Attorney-in-Fact

                              SANIFILL OF TEXAS HAULING, INC.

                              By: /s/ MONTY MATHEWS
                                  Monty Mathews
                                  Authorized Representative and Attorney-in-Fact

                              SUNRAY SERVICES, INC.

                              By: /s/ MONTY MATHEWS
                                  Monty Mathews
                                  Authorized Representative and Attorney-in-Fact

                              S & J LANDFILL LIMITED PARTNERSHIP
                              by Sanifill of Texas, Inc., its general partner

                              By: /s/ MONTY MATHEWS
                                  Monty Mathews
                                  Authorized Representative and Attorney-in-Fact

                              BRAZORIA COUNTY RECYCLING CENTER, INC.

                              By: /s/ MONTY MATHEWS
                                  Monty Mathews
                                  Authorized Representative and Attorney-in-Fact

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
Amendments set forth in above letter accepted and agreed to as of the date first set forth above:

BUYER:

TRANSAMERICAN WASTE
INDUSTRIES, INC.

By: /s/ TOM J. FATJO
    Tom J. Fatjo
    President and Chairman

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